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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-8 of Bank Plus Corporation of our report dated February 13, 1998, appearing in the Annual Report on Form 10-K of Bank Plus Corporation for the year ended December 31, 1997, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Los Angeles, California
April 16, 1998